UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
(Date of earliest event reported): June 6, 2008
LIME ENERGY CO.
(Exact name of registrant as specified in its charter)

DELAWARE	001-16265	36-4197337

(State or other jurisdiction of incorporation)	(Commission File #)	(IRS Employer Identification No.)
1280 Landmeier Road, Elk Grove Village, Illinois 60007-2410
(Address of principal executive offices)
(847) 437-1666
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
On June 6, 2008, Lime Energy Co. (the “Company” or “Lime”) entered into an AR Note Issuance Agreement (“Note Agreement”) and Amended and Restated Revolving Line of Credit Notes with Richard Kiphart and Advanced Biotherapy, Inc. (the “Notes”) totaling $11,000,000. Among other things, the Note Agreement increased Mr. Kiphart’s commitment under his Note to $9,500,000 from $1,500,000. Advanced Biotherapy’s Note remains at $1,500,000. The amendments also added a provision such that in the event the Notes are not repaid as of the maturity date (March 31, 2009), that each Note is convertible at the holder’s election at any time from April 1, 2009 until March 31, 2010 into shares of the Company’s common stock at $7.93 per share.
The Notes continue to bear interest at 17% per annum, with 12% payable in cash and the remaining 5% to be capitalized and added to the principal balance on the Notes. The Notes also requires the payment of an unused funds fee of 4% per annum on the unused portion of the Notes. The Company may borrow any amount, at any time during the term of the note as long as it is not in default at the time of the advance, provided that the total advances under the Notes, net of repayments, may not exceed $11 million. If the Company terminates the Notes before their scheduled maturity it will be required to pay a termination fee based on a formula that is approximately equal to approximately $1,500 for each day remaining before the scheduled maturity.
Events of default include:
i)	failure to pay interest or unused funds fees within 10 days of written demand;

ii)	failure to pay outstanding principal and accrued interest thereon on the maturity date;

iii)	failure to pay termination fees on the termination date;

iv)	the Company makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Company bankrupt or insolvent; or any order for relief with respect to the Company is entered under the Federal Bankruptcy Code; or the Company petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Company, or of any substantial part of the assets of the Company, or commences any proceeding relating to the Company under bankruptcy reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Company and such petition, application or proceeding is not dismissed within sixty (60) days; or

v)	the Company sell substantially all of its assets.
Proceeds from the increased availability under the Notes will be used in part to fund the cash portion of the acquisition of Applied Energy Products, as described in Item 2.01.
Mr. Kiphart is the chairman of the Company’s board of directors and is its largest individual stockholder. Mr. Kiphart is also is the chairman of the board of Advanced Biotherapy, Inc., and owns the majority of the common stock of Advanced Biotherapy. Mr. David Valentine, one of Lime Energy’s directors, is also a director and stockholder of Advanced Biotherapy.
The description of the Notes is not intended to be complete and is qualified in its entirety by the complete text of the Notes and the Note Agreement, which are attached as exhibits 10.1, 10.2 and 10.3, respectively, to this report and are incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.
On June 11, 2008, the Company entered into a Stock Purchase Agreement with the stockholders of Applied Energy Management, Inc. (the “Sellers”) pursuant to which Lime acquired 100% of the outstanding capital stock of Applied Energy Management, Inc. (“AEM”) for $3,500,000 in cash and 882,725 shares of the Company’s common stock. The Sellers will also have the ability to receive up to an additional $500,000 in cash and 126,103 shares of the Company’s common stock if AEM achieves certain revenue and earnings targets during the balance of 2008. As part of the transaction Lime will assume approximately $5.9 million of AEM’s debt, including approximately $3.8 million outstanding on AEM’s working capital line of credit.
The cash portion of the purchase price is being funded through borrowings under the Company’s revolving line of credit as described in Item 1.01.
Founded in 1984, AEM designs, engineers and constructs projects that improve energy efficiency and reduce water consumption in commercial, industrial, government and public buildings. AEM’s services include engineering consulting, lighting retrofit, water conservation, mechanical and electrical conservation and renewable project development and implementation. AEM is headquartered near Charlotte, North Carolina, and has offices in Pennsylvania, Massachusetts, New York, New Jersey and Florida. During 2007, AEM recorded consolidated revenue of approximately $41 million and currently has approximately 200 employees.
The common stock issued pursuant to the transaction was issued without registration under the Securities Act of 1933 pursuant to an exemption from registration under Regulation D thereunder. Lime has agreed to use its best efforts to file a registration statement to register the Sellers’ shares by December 31, 2008. The Sellers also were given the right to include their shares in certain registration statements that Lime files in the future.
There is no material relationship between any of the Sellers and Lime Energy or any of its affiliates, or any director or officer of Lime Energy, or any associate of any such director or officer.
The Company issued a press release in connection with the merger, which is attached as Exhibit 99.1.
The description of the Stock Purchase Agreement and the Registration Rights Agreement is not intended to be complete and is qualified in its entirety by the complete text of the Stock Purchase Agreement and the Registration Rights Agreement, which are attached as exhibits 10.4 and 10.5, respectively, to this report and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information contained in Item 1.01 of this Form 8-K is incorporated by reference herein.
Item 3.02 Unregistered Sales of Equity Securities.
As described in Item 2.01 above, on June 11, 2008, the Company issued 882,725 shares of its common stock as partial consideration in the purchase of all of the common stock of AEM and may issue up to an additional 126,103 shares of its common stock if AEM achieves certain revenue targets during the balance of 2008.

As described in more detail in Item 1.01 above, on June 6, 2008, the Company entered into amended and restated line of credit notes which, if not repaid by their maturity date, would be convertible at the holder’s election into shares of the Company’s common stock at any time between April 1, 2009 and March 31, 2010 at $7.93 per share.
Each of the investors is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”). The offer and sale of the securities described above were made in reliance upon an exemption from the registration requirements pursuant to Section 4(2) under the Act, and Regulation D promulgated thereunder. There was no general solicitation or advertising with respect to this sale of equity securities, and the investors provided written representations of an intent to acquire the securities for investment only and not with a view to or for sale in connection with any distribution of the securities. Appropriate legends will be affixed by the Company to each of the share and warrant certificates that have been or will be issued.
Additional information regarding these transactions are incorporated in this Item 3.02 by reference to “Item 1.01. Entry into a Material Definitive Agreement” and “Item 2.01 Completion of Acquisition or Disposition of Assets” of this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(a)	Financial statements of businesses acquired.

Any required financial statements for the acquisition reported in Item 2.01 above will be filed by amendment as soon as practicable, but not later than 71 days from the date that this Current Report on Form 8-K is required to be filed.

(b)	Pro forma financial information.

Any required pro forma financial information for the acquisition reported in Item 2.01 above will be filed by amendment as soon as practicable, but not later than 71 days from the date that this Current Report on Form 8-K is required to be filed.

(d)	Exhibits

10.1	Amended and Restated Line of Credit Note—$9,500,000

10.2	Amended and Restated Line of Credit Note—$1,500,000

10.3	AR Note Issuance Agreement

10.4	Stock Purchase Agreement

10.5	Registration Rights Agreement

99.1	Press release of Lime Energy Co. dated June 11, 2008

SIGNATURE
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIME ENERGY CO.
Dated: June 11, 2008	By:	/s/ Jeffrey Mistarz
Jeffrey Mistarz
Chief Financial Officer & Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Line of Credit Note—$9,500,000

10.2	Amended and Restated Line of Credit Note—$1,500,000

10.3	AR Note Issuance Agreement

10.4	Stock Purchase Agreement

10.5	Registration Rights Agreement

99.1	Press release of Lime Energy Co. dated June 11, 2008